EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 29, 2003, except as to Note 19, which is as of September 2, 2003, relating to the consolidated financial statements of Affiliated Computer Services, Inc. which appears in Affiliated Computer Services, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
August 4, 2004